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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Durakon Industries, Inc. on Form S-8 (File No. 33-50146) of our report dated February 19, 1999, on our audits of the consolidated financial statements and financial statement schedule of Durakon Industries, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is included in the Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

    Detroit, Michigan
    March 29, 1999